Exhibit 10.4

Addendum to Agreement

Addendum No. 1 to the Agreement: Website Asset Purchase Agreement dated: April 27, 2018, between:

GUO ZHEN	Seller

LUX AMBER CORP.	Buyer

Seller and Buyer  make the following terms and conditions  part of the  Agreement:

1.	Extend the due date of the $15,000 payment until September 27, 2018

/s/ Yuliia Baranets	Buyer

/s/ Guo Zhen	Seller